EMPLOYMENT AGREEMENT



           EMPLOYMENT AGREEMENT dated as of July 1, 1997 (this "Agreement") between dick clark productions, inc., a Delaware corporation (the "Company"), and KAREN CLARK (the "Executive").

           The Company wishes to employ the Executive, and the Executive wishes to accept employment with the Company, on the terms and conditions set forth in this Agreement.

           It is therefore agreed as follows:

           1.         Employment.

                      (a) The Company shall employ the Executive, and the Executive shall serve the Company, as Vice President-Administration of the Company, with such duties and responsibilities as the Company's Chief Executive Officer shall assign to the Executive from time to time. The Executive shall devote her best efforts and all of her business time to the performance of her duties under this Agreement and shall perform them faithfully, diligently, competently and to the best of her ability. The Executive shall report to the Chief Executive Officer of the Company. The Executive may engage in incidental activities outside the scope of her employment with the Company so long as such activities do not detract from the fulfillment of the Executive's responsibilities under this Agreement. The Executive's services shall be performed primarily in Burbank, California (or such other location as the Executive and the Company may agree upon).



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           2.         Term of Employment

                      The Executive's employment by the Company under this Agreement shall commence as of the date of this Agreement and, subject to earlier termination pursuant to Section 5 or 7, shall terminate on June 30, 2002 (the "Term"). Notwithstanding the foregoing, unless the Company gives written notice to the Executive prior to April 1 in any year during the Term of this Agreement that it does not intend to have the Term of this Agreement extended, the Term of this Agreement shall automatically extend for an additional year from its then current expiratory date. For purposes of this Agreement, the term "Term" shall include any extension of the then applicable Term as provided in this Section 2. An example of the operation of this Section 2 is as follows: if by April 1, 1998 the Company does not furnish a notice to the Executive that the Company does not desire the Term to be extended, then the Term shall automatically be extended until June 30, 2003.

           3.         Compensation.

                      As full compensation for all services rendered by the Executive to the Company under this Agreement, the Company shall pay to the Executive a base salary at the annual rate of $85,000, payable in equal installments (once every two weeks) in accordance with the Company's customary payroll practice for its executives. 4. Fringe Benefits; Expenses.

                      (a) The Executive shall be entitled to receive all fringe benefits provided by the Company to its executives as a group and shall also be entitled to participate in all benefit plans provided by the Company to its executives as a group.


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                      (b) The Company  shall  reimburse  the  Executive  for all reasonable expenses (including, without limitation, entertainment expenses) incurred by her in connection with the performance of her services and duties for the Company in accordance with this Agreement (it being agreed that first-class travel and accommodations are reasonable expenses), upon submission of vouchers and receipts in accordance with the Company's customary policies and procedures.

                      (c) The Executive shall be entitled to eight (8) weeks vacation time annually, to be taken at times selected by her, with the reasonable concurrence of the Chief Executive Officer of the Company, which are consistent with the proper performance of her duties under this Agreement. The Executive may accrue up to two (2) weeks unused vacation time annually which may be carried forward and used during the succeeding annual period.

           5.         Disability or Death.

                      If, as the result of any physical or mental disability, the Executive shall have failed or been unable to perform her duties under this Agreement for a period of 180 consecutive days, the Company may, by notice to the Executive subsequent thereto, terminate her employment under this Agreement prior to the end of the Term, effective as of the date of the notice. The Executive's employment under this Agreement shall automatically terminate upon her death. If the employment of the Executive is terminated by reason of death or disability, the Company shall not be required to make any further payment to the Executive (other than the payment of accrued and unpaid salary and unreimbursed expenses to the date of termination).


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           6.         Non-Competition; Confidential Information.

                      (a) (i) During the term of the Executive's employment under this Agreement or (ii) through the current Term of the Agreement, if the Executive voluntarily terminates her employment or her employment is terminated by the Company for cause, the Executive shall not, directly or indirectly, engage or be interested (as a stockholder, director, officer, consultant, agent, broker, partner, individual proprietor, lender or otherwise) in any other business which is competitive with the business of the Company, except that she may hold not more than 5% of the outstanding securities of any class of any publicly held company provided that this Section 6 shall not prohibit the Executive from holding more than 5% of the outstanding shares of any class of the Company.

                      (b) The Executive shall not, directly or indirectly, either during the Term of the Executive's employment under this Agreement or thereafter, disclose to anyone (except in the regular course of the Company's business or as may be required by applicable law or subpoena), or use in competition with the Company, any information acquired by the Executive during her employment by the Company with respect to any confidential or secret aspect of the Company's operations or affairs unless such information has become public knowledge other than by reason of actions (direct or indirect) of the Executive.

                      (c) The Executive shall not, directly or indirectly, either during the Term of the Executive's employment under this Agreement or for a period of one (1) year thereafter, solicit the services of any person who was a full-time employee of the Company (other than employees employed for limited period of time in connection with the production


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



of particular television or motion picture programming) during the last year of the period of the Executive's employment under this Agreement.

                      (d) The Executive acknowledges that the remedy at law (including, without limitation, a remedy calculated as money damages), for breach of her covenants under this Section 6 will be inadequate and, accordingly, in the event of any breach or threatened breach by the Executive of the provisions of this Section 6, the Company shall be entitled, in addition to all other remedies, to an injunction restraining any such breach (without posting any bond or other security or being required to prove actual damages).

           7.         Termination.

                      The Company shall have the right to terminate the Executive's employment with the Company (i) for "Cause" or (ii) Without Cause. For purposes of this Agreement, the term "Cause" shall mean any material breach of the Executive's obligations under Section 6 of this Agreement which is not cured within thirty (30) days after written notice, the conviction of the Executive of a felony, gross misconduct related to the Executive's position or duties with the Company which is likely to materially and adversely affect the Company's financial position, the chronic addiction of the Executive to drugs or alcohol which materially and adversely affects the Executive's performance of her duties under this Agreement, or the Executive's willful failure to perform her material duties within a reasonable period under the circumstances after written notice (specifically identifying the manner in which the Board believes that the Executive has failed) from the Board of Directors of the Company (provided such duties are consistent, in the reasonable opinion of the Executive after obtaining an opinion of counsel, with this contract and applicable law).

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                      If the  employment  of the  Executive  is  terminated  for
Cause, the Company shall not be obligated to make any further payment to the Executive hereunder (other than accrued and unpaid salary and unreimbursed expenses to the date of termination), or continue to provide any benefit (other than benefits which have accrued pursuant to any plan or by law) to the Executive under this Agreement. If the employment of the Executive is terminated Without Cause, the Company shall pay to the Executive all of her compensation pursuant to Section 3 as if this Agreement had not been terminated, regardless of the amount of compensation the Executive may earn with respect to any other employment she may obtain.

           8.         Miscellaneous.

                      (a) This Agreement shall be governed by and construed in accordance with the law of California applicable to agreements made and to be performed in California, without regard to principles of conflicts of law.

                      (b) This Agreement contains a complete statement of all the arrangements between the Company and the Executive with respect to its subject matter, supersedes all previous agreements among them relating to its subject matter (whether written or oral) and cannot be modified, amended or terminated, except by an instrument in writing executed by the Company and the Executive.

                      (c) Any notice or other communication under this Agreement shall be in writing and shall be considered given when received and shall be delivered personally or mailed by certified mail, return receipt requested, to the parties at their respective addresses set forth below (or at such other address as a party may specify by notice to the other):

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                               If to the Company, to it at:

                             3003 West Olive Avenue
                             Burbank, California 91505-4590
                             Attn:     Chairman of the Board
                                       and Chief Executive Officer

                               with a copy to:

                           Martin Eric Weisberg, Esq.
                           Parker Chapin Flattau & Klimpl, LLP
                           1211 Avenue of the Americas
                           New York, New York 10036

                               If to the Executive, to her at:

                             3003 West Olive Avenue
                             Burbank, California 91505-4590

                      (d) The failure of a party to insist upon strict adherence to any term or provision of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term or provision of this Agreement. Any waiver must be in writing and duly executed by the party granting any such waiver.

                      (e) The invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of the remaining terms or provisions of this Agreement which shall remain in full force and effect and any such invalid or unenforceable term or provision shall be given full effect as far as possible. If any term or provision of this Agreement is invalid or unenforceable in one jurisdiction, it shall not affect the validity or enforceability of that term or provision in any other jurisdiction.

                      (f) This Agreement is not assignable by either party except that it shall inure to the benefit of and be binding upon any successor to the Company by merger or


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consolidation  or the acquisition of all or  substantially  all of the Company's assets, and shall inure to the benefit of the estate, heirs and legal representatives of the Executive.



                                      dick clark productions, inc.


                                      By:
                                         ---------------------------------
                                            Name:
                                            Title:




                                         /s/  Karen Clark
                                         ---------------------------------
                                         Karen Clark


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